UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2014

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2365 Iron Point Road, Suite 190 Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 21, 2014, Jeff Winzeler, Chief Financial Officer and Secretary of Rackwise, Inc. (the “Company”) notified the Company of his decision to resign. His last working day at the Company will be January 31, 2014. Mr. Winzeler is leaving to pursue another opportunity in a non-competing industry and did not resign as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Guy A. Archbold, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, will assume the additional role of interim Chief Financial Officer, effective January 31, 2014, pending a search for Mr. Winzeler’s replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: January 27, 2014	By:	/s/ Guy A. Archbold
Guy A. Archbold
Chief Executive Officer, President and Chairman of the Board